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                                EXHIBIT 1.02
                               --------------


                        CERTIFICATE OF INCORPORATION



                                    115
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     CANADA                                                          NUMBER

PROVINCE OF BRITISH COLUMBIA                                         216983



                        Province of British Columbia
                 Ministry of Consumer and Corporate Affairs

                           REGISTRAR OF COMPANIES

                                COMPANY ACT


                        CERTIFICATE OF INCORPORATION



                           I HEREBY CERTIFY THAT


                          RED FORK RESOURCES INC.


            HAS THIS DAY BEEN INCORPORATED UNDER THE COMPANY ACT





GIVEN UNDER MY HAND AND SEAL OF OFFICE

AT VICTORIA, BRITISH COLUMBIA,

THIS 26th DAY OF SEPTEMBER, 1980



''B. Beckwith''
Asst. Deputy Registrar of Companies

                                    116
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